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                                                                    Exhibit 23.1


                        Consent of Independent Auditors


We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Historical and Pro Forma Financial Data" and to the use of our report dated February 9, 1999 in the Registration Statement (Form S-1) and related Prospectus of WebValley, Inc. for the registration of ________ shares of its common stock.



                                                /s/ Ernst & Young LLP


Minneapolis, Minnesota
April 5, 1999